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                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

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                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)


                                   31-0841368
                       I.R.S. Employer Identification No.

           800 Nicollet Mall
         Minneapolis, Minnesota                             55402
 (Address of principal executive offices)                 (Zip Code)

                                 Susan C. Merker
                         U.S. Bank National Association
                          225 Asylum Street, 23rd Floor
                               Hartford, CT 06103
                                 (860) 241-6815
            (Name, address and telephone number of agent for service)

                           Casella Waste Systems, Inc.


                     (Issuer with respect to the Securities)

                Delaware                               03-0338873
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or  organization)


     25 Greens Hill Lane                                  05701
     Rutland, VT 05701
      (Address of Principal Executive Offices)         (Zip Code)


                    9.75% SENIOR SUBORDINATED NOTES DUE 2013

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ITEM 1.   GENERAL INFORMATION. Furnish the following information as to the
          Trustee.

          a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
                    Comptroller of the Currency
                    Washington, D.C.

          b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
                    Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.
               None

ITEMS 3-15     ITEMS 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE
               TRUSTEE'S KNOWLEDGE, THE OBLIGOR IS NOT IN DEFAULT UNDER ANY
               INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

ITEM 16. LIST OF EXHIBITS: LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

          1.   A copy of the Articles of Association of the Trustee.*

          2. A copy of the certificate of authority of the Trustee to commence business.*

          3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

          4.   A copy of the existing bylaws of the Trustee.*

          5.   A copy of each Indenture referred to in Item 4. Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

          7. Report of Condition of the Trustee as of September 30, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.


     * Incorporated by reference to Registration Number 333-67188.

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                                      NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 17th day of February, 2004.


                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:  /s/ Susan C. Merker
                                             ---------------------------
                                             Susan C. Merker
                                             Vice President

By:  /s/ Susan C. Merker
     ------------------------
     Susan C. Merker
     Vice President

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                                    EXHIBIT 6

                                     CONSENT


     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated: February 17, 2004


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/ Susan C. Merker
                                            ---------------------------
                                            Susan C. Merker
                                            Vice President


By:  /s/ Susan C. Merker
     ------------------------
     Susan C. Merker
     Vice President

                                        4
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                                    EXHIBIT 7
                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 9/30/2003

                                    ($000'S)

                                                                       9/30/2003
                                                                    ---------------
ASSETS
     Cash and Due From Depository Institutions                      $     9,363,408
     Federal Reserve Stock                                                        0
     Securities                                                          34,719,100
     Federal Funds                                                        2,322,794
     Loans & Lease Financing Receivables                                118,943,010
     Fixed Assets                                                         1,915,381
     Intangible Assets                                                    9,648,952
     Other Assets                                                         9,551,844
                                                                    ---------------
       TOTAL ASSETS                                                 $   186,464,489

LIABILITIES
     Deposits                                                       $   122,910,311
     Fed Funds                                                            6,285,092
     Treasury Demand Notes                                                3,226,368
     Trading Liabilities                                                    246,528
     Other Borrowed Money                                                21,879,472
     Acceptances                                                            145,666
     Subordinated Notes and Debentures                                    6,148,678
     Other Liabilities                                                    5,383,119
                                                                    ---------------
     TOTAL LIABILITIES                                              $   166,225,234

EQUITY
     Minority Interest in Subsidiaries                              $     1,003,166
     Common and Preferred Stock                                              18,200
     Surplus                                                             11,676,398
     Undivided Profits                                                    7,541,491
                                                                    ---------------
       TOTAL EQUITY CAPITAL                                         $    20,239,255

TOTAL LIABILITIES AND EQUITY CAPITAL                                $   186,464,489

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To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Frank P. Leslie III
       -----------------------
       Vice President

Date: February 17, 2004

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